Exhibit 5.2

July 7, 2011
Global Indemnity plc
Arthur Cox Building, Earlsfort Terrace
Dublin 2
Ireland
Ladies and Gentlemen:
          We have acted as counsel to Global Indemnity plc, an Irish public limited company (the “Company”) as successor issuer to United America Indemnity, Ltd. in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to (i) Class A and Class B ordinary shares of the Company with a nominal value of U.S. $0.0001 per share (collectively, the “Ordinary Shares”); (ii) warrants to purchase Class A ordinary shares (the “Ordinary Warrants”); (iii) preferred shares of the Company with a nominal value of U.S. $0.0001 per share (“Preferred Shares”); (iv) warrants to purchase Preferred Shares (collectively with the Ordinary Warrants, the “Warrants”); (v) depositary shares (the “Depositary Shares”) representing fractional interests in the Preferred Shares and which may be represented by depositary receipts (the “Depositary Receipts”); (vi) debt securities (the “Debt Securities”); (vii) warrants to purchase the Debt Securities (the “Debt Securities Warrants”); (viii) contracts for the purchase and sale of Ordinary Shares (the “Purchase Contracts”); and (ix) stock purchase units

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(the “Stock Purchase Units”). The Ordinary Shares, the Preferred Shares, the Debt Securities, the Purchase Contracts, the Depositary Shares, the Warrants, the Debt Securities Warrants and the Stock Purchase Units are hereinafter referred to collectively as the “Securities” and the Debt Securities, the Purchase Contracts, the Warrants, the Debt Securities Warrants and the Stock Purchase Units are hereinafter referred to collectively as the “Covered Securities.” The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus and pursuant to Rule 415 under the Securities Act for an aggregate initial offering price not to exceed $199,852,172 or the equivalent thereof in one or more foreign currencies or composite currencies.
          The Debt Securities will be issued under an Indenture (the “Indenture”) between the Company and a trustee to be named therein (the “Trustee”).
          The Purchase Contracts will be issued pursuant to one or more purchase contract agreements (each, a “Purchase Contract Agreement”) between the Company and a purchase contract agent to be named therein (the “Purchase Contract Agent”).
          The Warrants and the Debt Security Warrants are hereinafter referred to collectively as the “Securities Warrants.” The Warrants will be issued under one or more warrant agreements (each, a “Stock Warrant Agreement”) between the Company and a warrant agent to be named therein. The Debt Security Warrants will be issued under one or more warrant agreements (each, a “Debt Security Warrant Agreement”) among the Company and a warrant agent to be named therein and the Trustee. The Stock Warrant Agreement and the Debt Security Warrant Agreement are hereinafter referred to collectively as the “Warrant Agreements.” The warrant agent to a Warrant Agreement is referred to hereinafter as a “Warrant Agent.”

July 7, 2011
          The Depositary Shares will be issued pursuant to one or more deposit agreements between the Company and such depositary as shall be named therein.
          The Stock Purchase Units will be issued pursuant to a unit agreement (each, a “Unit Agreement”), between the Company and a unit agent to be named therein. The unit agent to a Unit Agreement is referred to hereinafter as a “Unit Agent.”
          The Indenture, the Purchase Contract Agreements, the Warrant Agreements and the Unit Purchase Agreements are hereinafter referred to collectively as the “Transaction Agreements.”
          We have examined the Registration Statement and the form of Indenture, which has been filed with the Commission as an exhibit to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such corporate and other records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.
          In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that: (1) at the time of execution, authentication, issuance and delivery of the Debt Securities, the Indenture will be the valid and legally binding obligation of the Trustee; (2) at the time of execution, issuance and delivery of the Purchase Contracts, the related Purchase Contract Agreement will be the valid and legally binding obligation of the Purchase Contract Agent party thereto; (3) at the time of execution, countersignature, issuance and

July 7, 2011
delivery of any Securities Warrants, the related Warrant Agreement will be the valid and legally binding obligation of each Warrant Agent party thereto; (4) at the time of execution, countersignature, issuance and delivery of the Stock Purchase Units, the related Unit Agreement will be the valid and legally binding obligation of the Unit Agent party thereto; and (5) the Company is validly existing and in good standing under the laws of Ireland.
          We have assumed further that (1) at the time of execution, authentication, countersignature, issuance and/or delivery of the Covered Securities, the applicable Transaction Agreements will have been duly authorized, executed and delivered by the Company in accordance with its Memorandum and Articles of Association or Bye-laws, as applicable, each as amended or restated, and the laws of Ireland, (2) execution, delivery and performance by the Company of the Covered Securities and the applicable Transaction Agreements (including any supplements or amendments thereto) will not violate the laws of Ireland, or any other applicable laws (excepting the law of the State of New York and the federal laws of the United States) and (3) execution, delivery and performance by the Company of the Covered Securities and the applicable Transaction Agreements do not and will not constitute a breach or violation of any agreement or instrument that is binding upon, or the organizational documents of the Company.
          Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:
     1. With respect to the Debt Securities, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of any Debt Securities, the terms of the offering thereof and related matters by the Board of Directors of the Company, a duly constituted and acting committee of such Board or duly authorized officers of the Company (such Board of Directors, committee or authorized officers being referred to herein as the “Board”) and (b) the due execution, authentication, issuance and delivery of such Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the Indenture and such agreement, such Debt Securities will constitute valid and legally binding obligations of the Company, enforceable against the

July 7, 2011
Company in accordance with their terms.
     2. With respect to the Purchase Contracts, assuming (a) the taking of all necessary corporate action by the Board to approve the issuance and terms of the Purchase Contracts, the terms of the offering thereof and related matters and the execution and delivery of the related Purchase Contract Agreement in the form to be filed as an exhibit to the Registration Statement and (b) the due execution, issuance and delivery of such Purchase Contracts, upon payment of the consideration for such Purchase Contracts provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Purchase Contract Agreement and such agreement, the Purchase Contracts will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.
     3. With respect to the Securities Warrants, assuming (a) the taking of all necessary corporate action by the Board to approve the issuance and terms of the Securities Warrants, the terms of the offering thereof and related matters and the execution and delivery of a related Warrant Agreement in the form to be filed as an exhibit to the Registration Statement and (b) the due execution, countersignature, issuance and delivery of such Securities Warrants, upon payment of the consideration for such Securities Warrants provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Warrant Agreement and such agreement, such Securities Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.
     4. With respect to the Stock Purchase Units, assuming (a) the taking of all necessary corporate action by the Board to authorize and approve (1) the issuance and terms of the Stock Purchase Units, the terms of the offering thereof and related matters, (2) the due execution and delivery of the Purchase Contract Agreement with respect to the Purchase Contracts that are a component of the Stock Purchase Units in the form to be filed as an exhibit to the Registration Statement and (3) the issuance and terms of the Debt Securities that are a component of the Stock Purchase Units and (b) the due execution, authentication, in the case of such Debt Securities, issuance and delivery of (1) the Stock Purchase Units, (2) such Purchase Contracts and (3) such Debt Securities, in each case upon the payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board, a duly constituted and acting committee of such Board or duly authorized officers of the Company and in accordance with the provisions of the applicable Purchase Contract Agreement, in the case of such Purchase Contracts, and the Indenture, in the case of Debt Securities, such Stock Purchase Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.
          Our opinions set forth in paragraphs 1 through 4 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether

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considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing and (iv) to the effects of the possible judicial application of foreign laws or foreign governmental or judicial action affecting creditors’ rights.
          We do not express any opinion herein concerning any law other than the law of the State of New York and the federal law of the United States.
          We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.

Very truly yours,
/s/ Simpson Thacher & Bartlett LLP
SIMPSON THACHER & BARTLETT LLP